Exhibit 99.3

                            JOINT FILERS' SIGNATURES

WARBURG PINCUS PARTNERS, LLC

By:  Warburg Pincus & Co., its Managing Member



    By:  /s/ Scott A. Arenare                        Date:  April 20, 2009
         --------------------------
         Name:   Scott A. Arenare
         Title:  Partner


WARBURG PINCUS LLC


    By:  /s/ Scott A. Arenare                        Date:  April 20, 2009
         --------------------------
         Name:   Scott A. Arenare
         Title:  Managing Director


WARBURG PINCUS & CO.


    By:  /s/ Scott A. Arenare                        Date:  April 20, 2009
         --------------------------
         Name:   Scott A. Arenare
         Title:  Partner